POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that I, Patrick McCormick, of 2405 Oakmere Road, Wilmington, Delaware, intending to be legally bound, do hereby make, constitute and appoint Megan D. Santana, Executive Vice President, Chief Risk Officer, General Counsel and Secretary of Univest Financial Corporation, 14 North Main Street, Souderton, Pennsylvania, 18964 and Univest Bank and Trust Co., 10 West Broad Street, Souderton, Pennsylvania, 18964, as my true and lawful attorney-in-fact, for me and in my name, place and stead for the specific limited purpose of the preparation and completion, of the following Forms required to be filed by me or on my behalf pursuant to Section 16(b) of the Securities Exchange Act of 1934, Rule 16a-3 (17 C.F.R. Section 240.16a-3) and any and all acts or deeds of whatsoever in name or nature which are necessary, proper, and expedient in order to effectuate the filing of the Forms listed herein below. The Forms are as follows:

1. Form 3, Initial Statement of Beneficial Ownership of Securities.
2. Form 4, Statement of Changes in Beneficial Ownership of Securities.
3. Form 5, Annual Statement of Beneficial Ownership of Securities.

I do hereby give and grant unto my said attorney-in-fact full power and authority, for me and in my name, place, and stead to prepare and complete the herein above listed Forms and generally, to do, execute and perform any and all acts and deeds which my attorney-in-fact may deem necessary or expedient in connection with the preparation and completion of the aforementioned Forms. I do hereby ratify all that my said attorney-in-fact may lawfully do, or cause to be done, in and about the premises, by virtue hereof.

This Power of Attorney shall be effective from this 25th day of March, 2022, and shall continue until such time as my obligations pursuant to Rule 16a-3, 17 C.F.R. Section 240.16a-3, or related rules, as amended, are fully discharged in accordance with applicable law.

IN WITNESS WHEREOF, I, Patrick McCormick, have hereunto set my hand and seal this 25th day of March, 2022.

Witness

(SEAL)
(Name of Officer, Director, Beneficial Owner)

STATE OF DELAWARE\
SS
COUNTY OF New Castle /

On this 25th day of March, 2022, before me, the undersigned officer, personally appeared Patrick C. McCormick, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

JEFF E. GRAF
Notary Public
State of Delaware
My Commission Expires on Nov 16, 2022